Exhibit 5.1

ELLENOFF GROSSMAN & SCHOLE LLP

1345 AVENUE OF THE AMERICAS

NEW YORK, NEW YORK 10105

TELEPHONE: (212) 370-1300

FACSIMILE: (212) 370-7889

www.egsllp.com

September 30, 2026

Melar Acquisition Corp. I

143 West 72nd Street, 4th Floor

New York, NY 10023

Re: Registration Statement on Form S-4 (File No. 333-298505)

Ladies and Gentlemen:

We have acted as special counsel to Melar Acquisition Corp. I, a Cayman Islands exempted company (“Melar”), in connection with the transactions contemplated by the Merger Agreement, dated as of July 30, 2025 (as amended, the “Merger Agreement”), by and among Melar, MAC I Merger Sub Inc., a Nevada corporation and a wholly-owned subsidiary of Melar (“Merger Sub”), Everli Global Inc., a Nevada corporation (together with its successors, “Everli”); Melar Acquisition Sponsor I LLC, a Delaware limited liability company (the “Sponsor”), solely in the capacity, from and after the closing of the transactions contemplated (the “Business Combination”) by the Merger Agreement (the “Closing”), as the representative for the shareholders of Melar (other than the Escrowed Seller (as defined below) and his successors and assigns) in accordance with the terms and conditions of the Merger Agreement; and Salvatore Palella (the “Escrowed Seller”). The Business Combination includes Melar’s deregistration under Section 206 of the Cayman Islands Companies Act (As Revised) and a domestication to a Nevada corporation under Section 92A.270 of the Nevada Revised Statutes (the “NRS”), pursuant to which Melar’s jurisdiction of incorporation will be changed by way of continuation from the Cayman Islands to the State of Nevada (the “Domestication”). Pursuant to the Merger Agreement, subject to the terms and conditions set forth therein, (i) prior to the effective time (the “Effective Time”) of the Merger (as defined below), Melar will de-register from the Register of Companies in the Cayman Islands by way of continuation out of the Cayman Islands and into the State of Nevada and domesticate as a Nevada corporation, and (ii) at the Effective Time, Merger Sub will merge with and into Everli (the “Merger”), with Everli continuing as the surviving entity and a wholly-owned subsidiary of Melar, and with each Everli shareholder receiving shares of Melar common stock at the Closing, as further described below. Melar after the Business Combination is referred to as “New Melar.”

This opinion is being rendered at the request of Melar in connection with the registration by Melar under the above-referenced Registration Statement (together with all amendments thereto as of the date hereof, the “Registration Statement”) filed by Melar and Everli with the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”) of (i) shares of Class A common stock of New Melar, par value $0.0001 per share (“New Melar Class A Common Stock”), into which outstanding Class A ordinary shares of Melar will convert by operation of law upon the Domestication; (ii) shares of Class B common stock of New Melar, par value $0.0001 per share (“New Melar Class B Common Stock”), into which outstanding Class B ordinary shares of Melar will convert by operation of law upon the Domestication; (iii) warrants to purchase shares of New Melar Class A Common Stock which shall, at the Closing, replace Melar’s outstanding warrants to purchase Class A ordinary shares of Melar (the “New Melar Warrants”); and (iv) shares of New Melar Class A Common Stock, issuable upon the exercise of the New Melar Warrants (the “New Melar Warrant Shares”). For purposes hereof, the New Melar securities described in this paragraph are referred to collectively as the “Securities.”

We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinions hereinafter set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to all questions of fact material to these opinions, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of Melar.

In connection with the opinions express herein, we have assumed that:

A. Prior to effecting the Domestication and prior to the issuance of the Securities: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act; (ii) the shareholders of Melar will have approved, among other things, the Domestication and the Merger Agreement; and (iii) all other necessary actions will have been taken under the applicable laws of the Cayman Islands to authorize and permit the Domestication, and any and all consents, approvals and authorizations from applicable Cayman Islands governmental and regulatory authorities required to authorize and permit the Domestication will have been obtained;

B. The Certificate of Incorporation of Melar to be adopted upon Domestication (the “Proposed Charter”), in the form thereof annexed to the Registration Statement, without alteration or amendment (other than the execution thereof and identification of the appropriate date), will be duly authorized and executed and thereafter be duly filed with the Secretary of State of the State of Nevada (the “NV Secretary of State”), in accordance with Section 92A.270 of the NRS, that no other certificate or document, other than the Certificate of Domestication as required under Section 92A.270 of the NRS, has been, or prior to the filing of the Proposed Charter will be, filed by or in respect of Melar with the NV Secretary of State and that Melar will pay all fees and other charges required to be paid in connection with the filing of the Proposed Charter; and

C. Prior to the issuance of the Securities by Melar pursuant to the Registration Statement: (i) the Registration Statement, as finally amended, will have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement will have been issued and no proceedings with respect thereto will have been commenced or threatened, (ii) the business combination and the transactions contemplated by the Merger Agreement and the Registration Statement will have been consummated in accordance with the terms of the documents pertaining hereto, without any waiver or breach of any material terms or provisions thereof, and that such transactions will be effective under applicable law, (iii) the shareholders of Melar will have approved the Business Combination and the other proposals set forth in the proxy statement/prospectus included in the Registration Statement, which are to be presented and voted upon at the meeting as set forth in the proxy statement /prospectus included in the Registration Statement; and (iv) the Domestication has been properly effected under applicable Cayman Islands law and relevant laws of the State of Nevada; (v) upon consummation of the Business Combination, New Melar will have validly assumed the rights and obligations of Melar under the warrants; and (vi) each of the Merger Agreement and the warrants constitutes the legal, valid, and binding obligation of each counterparty, enforceable against each such counterparty in accordance with its terms.

Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that:

1. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the New Melar Class A Common Stock, New Melar Class B Common Stock, and the New Melar Warrant Shares will be validly issued, fully paid and non-assessable.

2. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement and the Merger Agreement, the New Melar Warrants will be legally binding obligations of New Melar enforceable in accordance with their terms, except: (a) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law); (b) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws; (c) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; (d) we express no opinion as to whether a state court outside of the State of New York or a federal court of the United States would give effect to the choice of New York law provided for in the New Melar Warrants; (e) with respect to the New Melar Warrant Shares, we express no opinion to the extent that, notwithstanding its current reservation of shares of New Melar Class A Common Stock, future issuances of securities of New Melar and/or adjustments to outstanding securities of New Melar, including warrants to purchase shares of New Melar Class A Common Stock, may cause the New Melar Warrants to be exercisable for more shares of New Melar Class A Common Stock than the number that remain authorized but unissued and (f) we have assumed that the exercise price of the New Melar Warrants will not be adjusted to an amount below the par value per share of the New Melar Class A Common Stock.

3. Upon the effectiveness of the Domestication, and when issued in the manner and on the terms described in the Registration Statement, the Merger Agreement, the applicable warrant agreements and, in the case of the New Melar Warrant Shares, the New Melar Warrants will be validly issued, fully paid and non-assessable.

Our opinion herein is expressed solely with respect to the NRS and, as to the New Melar Warrants constituting valid and binding obligations of Melar, the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.

Where our opinions expressed herein refer to events to occur at a future date, we have assumed that there will have been no changes in the relevant law or facts between the date hereof and such future date.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, to the use of our name as your counsel and to all references made to us in the Registration Statement and in the proxy statement /prospectus forming a part thereof.  In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP

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